                                                                ALZA CORPORATION
                                                                  March 31, 1995

                            EXHIBIT 11

      Statement Regarding Weighted Average Common and Common
   Equivalent Shares Used in Computation of Per Share Earnings
                          (In thousands)

                                 Primary                     Fully Diluted
                         -----------------------         -----------------------
                         Quarter Ended March 31,         Quarter Ended March 31,
                            1995        1994                 1995         1994
                         ---------    ----------         -----------   ---------
Common stock              82,072         81,651             82,072        81,651
$25 warrants                   -              -                  -             -
$65 warrants                   -              -                  -             -
5 1/4% zero coupon
  convertible
  subordinated
  debentures                   -              -                  -             -
Stock options                317            653                317           653
                          ------         ------             ------        ------
Average shares            82,389         82,304             82,389        82,304
                          ------         ------             ------        ------
                          ------         ------             ------        ------

  Primary and fully diluted earnings per share are based on weighted average common and dilutive common equivalent shares, including ALZA common stock, warrants and options, for the period each was outstanding. The 5 1/4% zero coupon convertible subordinated debentures (issued in July 1994) are considered common stock equivalents; they were antidilutive for the quarter ended March 31, 1995.

  Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since dilution is less than 3% for each period presented.


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